                                November 29, 1999




Daren J. Barone
Gregory S. Watkins
c/o Watkins Contracting, Inc.
5490 Complex  Street, Suite #603
San Diego, CA  92123

Dear Messrs. Barone and Watkins:

         The following amends and replaces our June 17, 1999 letter agreement.

         Please confirm by your signatures below that, since you were requested by Reliance Insurance Companies to personally guarantee surety bonds issued by Reliance on jobs to be performed from June 17, 1999 forward by Watkins Contracting, Inc. (the "Company"), as a condition to its continuing to provide surety bonds, you have agreed to give Reliance your guarantee on certain jobs and REXX has agreed that you will be compensated by the Company for providing such guarantees (i) in the event that REXX's stockholders vote against the proposal for REXX to sell the Company to you pursuant to the June 10, 1999 Stock Purchase Agreement unless it gives you the Certificate referred to in Section
7.2 of the Agreement that no stockholder approval is required or (ii) REXX declines to consummate the sale of the Company to you for any reason if you have notified REXX that you are prepared to consummate the purchase of the Company. This compensation will take the form of 25% of the net profit, from the date you give your guarantee, on each job for which you personally guarantee Reliance's surety bond, with net profit to be calculated as the Company's gross profit on the job from that date less a pro-rata share of overheads of the Company based on revenues. REXX may, on written notice to you, terminate the above agreement for such compensation, except that such termination will not affect your right to compensation with respect to all jobs for which you guaranteed surety bonds issued by Reliance prior to the termination.



                                       Very truly yours,

AGREEMENT CONFIRMED:                   REXX Environmental Corporation


/s/ Daren J. Barone                    By:  /s/ Arthur L. Asch
-------------------                         ------------------------------------
DAREN J. BARONE                            Arthur L. Asch, Chairman of the Board



/s/ Greg S. Watkins
-------------------
GREG S. WATKINS

                                November 29, 1999

Greg S. Watkins
Daren J. Barone
Watkins Contracting, Inc.
5490 Complex  Street, Suite #603
San Diego, CA  92123

                  Re:      Stock Purchase Agreement dated June 10, 1999

Dear Greg and Daren:

         As we have discussed, it will not be practicable to file proxy materials for the planned transactions until later in November or in December. When the Agreement was signed in June, it was expected that the meeting date would be before November 30. Since the shareholder meeting cannot be held by that date, all references to November 30, 1999 in the Agreement need to be changed to a reasonable later date. I expect it reasonable to assume that the shareholder meeting will be held before February 29, 2000.

         As we have also discussed, you have requested this right to pay REXX $171,875 on Closing of the Agreement in lieu of 125,000 REXX shares as part of the Purchase Price.

         Accordingly, as we have discussed, please confirm that (i) all references to November 30, 1999 in the Agreement are to be considered changed to references to February 29, 2000, (ii) Section 2.2(a) of the Agreement is deleted in its entirety and replaced by (a) The purchase price (the "Purchase Price") for the Shares will be (x) $1,300,000 payable in cash, and (y) delivery of 125,000 shares of Common Stock of the Seller with an agreed upon fair market value of $1.375 per share or the closing price of such Shares as of the day prior to the Closing, whichever is less, or $171,875 in cash, and (iii) in all other respects the Agreement remains unchanged and unaffected by the delay in the shareholder meeting.
                                                     Very truly yours,

                                                     /s/ Arthur L. Asch
                                                     ---------------------------
                                                     Arthur L. Asch,
                                                     Chairman of the Board

CONFIRMED:


/s/ Greg S. Watkins
---------------------
Greg S. Watkins

/s/ Daren J. Barone
---------------------
Daren J. Barone

                                 January 6, 2000




Daren J. Barone
Gregory S. Watkins
c/o Watkins Contracting, Inc.
5490 Complex  Street, Suite #603
San Diego, CA  92123

Dear Messrs. Barone and Watkins:

         The following amends and replaces our November 29, 1999 letter agreement.

         Please confirm by your signatures below that, since you were requested by Reliance Insurance Companies to personally guarantee surety bonds issued by Reliance on jobs to be performed from June 17, 1999 forward by Watkins Contracting, Inc. (the "Company"), as a condition to its continuing to provide surety bonds, you have agreed to give Reliance your guarantee on certain jobs and REXX has agreed that you will be compensated by the Company for providing such guarantees (i) in the event that REXX's stockholders vote against the proposal for REXX to sell the Company to you pursuant to the June 10, 1999 Stock Purchase Agreement unless it gives you the Certificate referred to in Section
7.2 of the Agreement that no stockholder approval is required or (ii) REXX declines to consummate the sale of the Company to you for any reason if you have notified REXX that you are prepared to consummate the purchase of the Company. This compensation will take the form of 25% of the net profit, from the date you give your guarantee, on each job for which you personally guarantee Reliance's surety bond, with net profit to be calculated as the Company's gross profit on the job from that date less a pro-rata share of overheads of the Company based on revenues.

         In addition, your signatures below will confirm that, since you were requested by The Insurance Company of the State of Pennsylvania ("AIG") to personally guarantee and provide a letter of credit as collateral for a surety bond issued by AIG on a job known as IDIQ/NTC Deconstruction Bldg. #485 (the "IDIQ Job"), to be performed from this date forward by the Company, as a condition to its providing a surety bond on the IDIQ Job, you have agreed to give AIG your guarantees and provide a letter of credit as collateral for such bond and REXX has agreed that you will be compensated by the Company for providing such guarantees and letter of credit (i) in the event that REXX's stockholders vote against the proposal for REXX to sell the Company to you pursuant to the June 10, 1999 Stock Purchase Agreement unless it gives you the Certificate referred to in Section 7.2 of the Agreement that no stockholder approval is required or (ii) REXX declines to consummate the sale of the Company to you for any reason if you have notified REXX that you are prepared to consummate the purchase of the Company. This compensation will take the form of 66 2/3% of the net profit from the date you give your guarantee and provide a letter of credit on the IDIQ Job, with net profit to be calculated as the Company's gross profit on the IDIQ Job from that date less a pro-rata share of overheads of the Company based on revenues.

         REXX may, on written notice to you, terminate the above agreements for such compensation, except that such termination will not affect your right to compensation with respect to all jobs for which you guaranteed surety bonds issued by Reliance and/or AIG prior to the termination.

                                     Very truly yours,

                                     REXX Environmental Corporation



                                     By: /s/ Arthur L. Asch
                                         ---------------------------------------
                                         Arthur L. Asch, Chairman of the Board


AGREEMENT CONFIRMED:

/s/ Daren J. Barone
-------------------
DAREN J. BARONE


/s/ Greg S. Watkins
-------------------
GREG S. WATKINS

                                 January 6, 2000

Greg S. Watkins
Daren J. Barone
Watkins Contracting, Inc.
5490 Complex  Street, Suite #603
San Diego, CA  92123

                  Re: Stock Purchase Agreement dated June 10, 1999 and Letter Agreement dated November 29, 1999

Dear Greg and Daren:

         As we have discussed, it will not be practicable to file proxy materials for the planned transactions until later this month. When the Letter Agreement was signed in November, it was expected that the meeting date would be before February 29, 2000. Since the shareholder meeting cannot be held by that date, all references to February 29, 2000 in the Stock Purchase Agreement as amended by the Letter Agreement of November 29, 1999 need to be changed to a reasonable later date. I expect it reasonable to assume that the shareholder meeting will be held before April 30, 2000.

         Accordingly, as we have discussed, please confirm that (i) all references to November 30, 1999 and/or February 29, 2000 in the Stock Purchase Agreement and the Letter Agreement are to be considered changed to references to April 30, 2000, and (ii) in all other respects the Stock Purchase Agreement and the Letter Agreement remain unchanged and unaffected by the delay in the shareholder meeting.

                                                 Very truly yours,

                                                 /s/ Arthur L. Asch
                                                 -------------------------------
                                                 Arthur L. Asch,
                                                 Chairman of the Board

CONFIRMED:

/s/ Greg S. Watkins
-------------------
Greg S. Watkins


/s/ Daren J. Barone
-------------------
Daren J. Barone

                                      REXX
                           ENVIRONMENTAL CORPORATION

                                                                  April 27, 2000

Greg S. Watkins
Daren J. Barone
Watkins Contracting, Inc.
5490 Complex Street, Suite 603
San Diego, CA 92123

     Re: Stock Purchase Agreement dated June 10, 1999
         and Letter Agreements dated November 29, 1999
         and January 6, 2000

Dear Greg and Daren:

As we have discussed, it will not be possible to mail proxy materials to our shareholders for the planned transactions until later on. Since the shareholder meeting cannot be held by April 30, 2000, all references to February 29, 2000 and April 30, 2000 in the Stock Purchase Agreement as amended by the Letter Agreements of November 29, 1999 and January 6, 2000 need to be changed to a reasonable later date. I expect it reasonable to assume that the shareholder meeting will be held before June 30, 2000.

Accordingly, as we have discussed, please confirm that (i) all references to November 30, 1999 and/or February 29, 2000 and/or April 30, 2000 in the Stock Purchase Agreement and the Letter Agreements are to be considered changed to references to June 30, 2000, and (ii) in all other respects the Stock Purchase Agreement and the Letter Agreements remain unchanged and unaffected by the delay in the shareholder meeting.

                                                      Very truly yours,



                                                       /s/ Arthur L. Asch
                                                      --------------------------
                                                           Arthur L. Asch
                                                           Chairman of the Board
CONFIRMED:

/s/ Greg S. Watkins
-------------------
    Greg S. Watkins


/s/ Daren J. Barone
-------------------
    Daren J. Barone

          350 Park Avenue o New York, New York 10022 o (212) 750-7755
                               Fax: (212) 750-3095